Exhibit 99.1

Omeros Announces Pricing of Upsized Public Offering of Common Stock

SEATTLE—(BUSINESS WIRE)—December 5, 2019--Omeros Corporation (Nasdaq: OMER) (“Omeros”), a commercial-stage biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting inflammation, complement-mediated diseases, disorders of the central nervous system and immune-related diseases, including cancers, announced today the pricing of its registered underwritten public offering of $50.0 million in shares of its common stock at a price to the public of $13.10 per share, before deducting underwriting discounts and other estimated offering expenses. The offering is expected to close on or about December 9, 2019, subject to the satisfaction of customary closing conditions. In addition, Omeros has granted the underwriter a 30-day option to purchase up to $7.5 million in shares of its common stock.

Cantor Fitzgerald & Co. is acting as the sole book-running manager for the offering.

Omeros intends to use the net proceeds of the offering for general corporate purposes, including funding clinical trials, pre-clinical studies, manufacturing, build-out of commercial infrastructure and other costs associated with advancing its development programs and product candidates toward regulatory submissions and potential commercialization. Omeros may also use the net proceeds for working capital, the repayment of debt obligations, acquisitions or investments in businesses, products or technologies that are complementary to its own, and other capital expenditures.

A registration statement on Form S-3 (File No. 333- 235349) relating to the securities was filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2019 and became automatically effective upon filing. The securities may be offered only by means of a prospectus, including a prospectus supplement, forming a part of the effective registration statement. A preliminary prospectus supplement and accompanying prospectus related to and describing the terms of the offering was filed with the SEC on December 4, 2019 and is available on the SEC’s website at www.sec.gov. Copies of the final prospectus supplement and the accompanying prospectus relating to the offering may be obtained, when available, by contacting Cantor Fitzgerald & Co., Attention: Capital Markets, 499 Park Ave., 6th Floor, New York, New York 10022, or by email at prospectus@cantor.com.

This press release does not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be an offer, solicitation or sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such state or jurisdiction.

About Omeros Corporation

Omeros is an innovative biopharmaceutical company committed to discovering, developing and commercializing small-molecule and protein therapeutics for large-market as well as orphan indications targeting complement-mediated diseases, disorders of the central nervous system and immune-related diseases, including cancers. In addition to its commercial product OMIDRIA® (phenylephrine and ketorolac intraocular solution) 1%/0.3%, Omeros has multiple Phase 3 and Phase 2 clinical-stage development programs focused on complement-mediated disorders and substance abuse. In addition, the company has a diverse group of preclinical programs including GPR174, a novel target in immuno-oncology that modulates a new cancer immunity axis recently discovered by Omeros. Small-molecule inhibitors of GPR174 are part of Omeros’ proprietary G protein-coupled receptor (GPCR) platform through which it controls 54 new GPCR drug targets and their corresponding compounds. The company also exclusively possesses a novel antibody-generating platform.

Forward-looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which are subject to the “safe harbor” created by those sections for such statements. All statements other than statements of historical fact are forward-looking statements, which are often indicated by terms such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “goal,” “intend,” “likely,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “target,” “will,” “would” and similar expressions and variations thereof. Forward-looking statements are based on management’s beliefs and assumptions and on information available to management only as of the date of this press release. Omeros’ actual results could differ materially from those anticipated in these forward-looking statements for many reasons, including, without limitation, risks associated with product commercialization and commercial operations, unproven preclinical and clinical development activities, regulatory oversight, intellectual property claims, competitive developments, litigation, and the risks, uncertainties and other factors described under the heading “Risk Factors” in the company’s Annual Report on Form 10-K filed with the SEC on March 1, 2019, as supplemented from time to time by the company’s Quarterly Reports on Form 10-Q. Given these risks, uncertainties and other factors, you should not place undue reliance on these forward-looking statements, and the company assumes no obligation to update these forward-looking statements, even if new information becomes available in the future.